                                                                      Exhibit 4







                                  RULES OF THE



                           GLAXOSMITHKLINE UK SAVINGS



                            RELATED SHARE OPTION PLAN

              GLAXOSMITHKLINE UK SAVINGS RELATED SHARE OPTION PLAN

1        DEFINITIONS

         In these Rules:-

         (i) The following words and expressions have the following meanings:

            "ACT"                                      the Income and Corporation Taxes Act 1988;

            "ASSOCIATED COMPANY"                       any company which is an associated company of
                                                       the Company within the meaning that the
                                                       expression bears in paragraph 23 of Schedule
                                                       9 to the Act by virtue of Section 187(2) of
                                                       the Act;

            "AUDITORS"                                 the auditors for the time being of the Company;

            "AVAILABLE SHARES"                         in respect of any Date of Invitation such
                                                       number of Shares available for the grant of
                                                       Options as the Directors shall determine;

            "BONUS DATE"                               is the earliest date upon which a bonus
                                                       becomes payable under the relevant Savings
                                                       Contract;

            "COMPANY"                                  GlaxoSmithKline plc;

            "CONTRACTUAL SAVINGS SCHEME"               the arrangement specified for the time being
                                                       by the Directors under which Savings
                                                       Contributions are made by a Participant in
                                                       accordance with the Plan, such arrangement
                                                       being a certified contractual savings scheme
                                                       within the meaning of Section 326 of the Act
                                                       which has been approved by the Commissioners
                                                       of Inland Revenue for the purposes of
                                                       Schedule 9 to the Act;

            "CONTROL"                                  the meaning given to that expression in
                                                       Section 840 of the Act;

            "DATE OF GRANT"                            the date on which an Option is granted in
                                                       accordance with the terms of Rule 2;

            "DATE OF INVITATION"                       the date on which any notice is given
                                                       pursuant to Rule 2(i);

            "DIRECTORS"                                the board of directors for the time being of
                                                       the Company or a duly authorised committee
                                                       thereof;




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
            "ELIGIBLE EMPLOYEE"                        any person (including a director) who at any
                                                       Date of Invitation is in the employment of
                                                       any Participating Company and who is then
                                                       chargeable to tax in respect of such
                                                       employment under Case I of Schedule E and who
                                                       has been in the employment of any company
                                                       within the Group or any company which becomes
                                                       a company within the Group for a continuous
                                                       period of not less than one year; or such
                                                       other person in the employment of a
                                                       Participating Company as the Directors may
                                                       decide;

            "EMPLOYMENT"                               employment with a Participating Company and,
                                                       subject to Rule 4(v), "CEASING TO BE IN
                                                       EMPLOYMENT" shall be construed as ceasing to
                                                       be employed by all members of the Group;

            "EQUITY SHARE CAPITAL"                     the meaning ascribed to that expression by
                                                       Section 744 of the Companies Act 1985;

            "EXERCISE NOTICE"                          the meaning given to that expression in Rule
                                                       4(iv);

            "GROUP"                                    the Company and all its Subsidiaries;

            "MINIMUM SAVINGS CONTRIBUTION"             such amount as is for the time being
                                                       specified as being the lowest permissible
                                                       monthly contribution under the provisions of
                                                       the Contractual Savings Scheme;

            "OPTION"                                   the right granted or to be granted on any
                                                       particular Date of Grant to acquire Shares in
                                                       accordance with the Rules;

            "OPTION CERTIFICATE"                       a certificate evidencing an Option as
                                                       referred to in Rule 2(viii);

            "OPTION PRICE"                             the price for the acquisition of a Share
                                                       comprised in any Option which shall be
                                                       determined by the Directors and shall
                                                       (subject to the provisions of Rules 6 and
                                                       7(iv)) be not less than the higher of:

                                                       (a)   the nominal value of a Share (except
                                                             in the case of an Option to acquire
                                                             Shares by transfer); and

                                                       (b)   an amount equal to 80% of the middle
                                                             market quotation of a Share as
                                                             derived from the Stock Exchange Daily
                                                             Official List on a dealing day
                                                             determined by the Directors falling


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
                                                             within the six week period following
                                                             the event referred to in Rule 2(i) by
                                                             reference to which the invitation was
                                                             issued;

            "PLAN"                                     this Plan, being the GlaxoSmithKline UK
                                                       Savings Related Share Option Plan as amended
                                                       from time to time;

            "PARTICIPANT"                              any person (including, where the context
                                                       permits, the legal personal representatives
                                                       of such a person) who holds an Option;

            "PARTICIPATING COMPANY"                    the Company and any of its Subsidiaries which
                                                       the Directors have determined shall be a
                                                       Participating Company for the purposes of the
                                                       Plan (which may be different from those so
                                                       determined for the purposes of any other
                                                       plan);

            "RECORD DATE"                              in relation to any particular payment of
                                                       dividend or other right attaching to Shares
                                                       the date on which any shareholder must duly
                                                       appear in the register of members of the
                                                       Company to be entitled to such dividend or
                                                       other right;

            "REDUNDANCY"                               redundancy within the meaning of the
                                                       Employment Rights Act 1996;

            "RETIREMENT"                               retirement on or after reaching the Specified
                                                       Age or any other age at which a Participant
                                                       is bound to retire in accordance with the
                                                       terms of his contract of employment;

            "RULES"                                    these rules together with any amendment
                                                       thereto effected in accordance with Rule 9;

            "SAVINGS CONTRACT"                         a savings contract entered into under a
                                                       Contractual Savings Scheme;

            "SAVINGS CONTRACT REPAYMENT"               in respect of a Savings Contract an amount
                                                       equal to thirty-six times the Savings
                                                       Contribution (if a three year Savings
                                                       Contract) or sixty times the Savings
                                                       Contribution (if a five year Savings
                                                       Contract) plus in either case the bonus
                                                       payable on the Bonus Date;

            "SAVINGS CONTRIBUTION"                     the amount payable per month by a Participant
                                                       by way of contributions under a Savings
                                                       Contract in respect of any Option which
                                                       amount shall normally be paid by means of
                                                       periodic deductions from the Participant's
                                                       remuneration by the


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
                                                       Participating Company by which he is employed
                                                       and shall be an integral multiple of 1 pound
                                                       sterling and shall be no less than the Minimum
                                                       Savings Contribution;

            "SHARE"                                    a share in the capital of the Company which
                                                       complies with the provisions of paragraphs 10
                                                       to 14 of Schedule 9 to the Act;

            "SPECIFIED AGE"                            age 65;

            "THE STOCK EXCHANGE"                       London Stock Exchange plc;

            "SUBSIDIARY"                               a company which is both under the Control of
                                                       the Company and a subsidiary of the Company
                                                       within the meaning of Section 736 of the
                                                       Companies Act 1985 as substituted by Section
                                                       144 of the Companies Act 1989;

            "WITHDRAWAL NOTICE"                        the meaning given to that expression by Rule
                                                       4(iv).

         (ii)     Where the context so admits:

                  (a) words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine; and

                  (b) any reference to a statute (or a particular Chapter, Part or Section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force and any regulations made thereunder.

2        OFFER AND GRANT OF OPTIONS

         (i) At such time as the Directors shall in their absolute discretion determine but subject to the provisions of Rule 3 and only during the periods of four weeks preceding or six weeks following:

                  (a) the approval of the Plan by the Commissioners of Inland Revenue under the provisions of Schedule 9 to the Act; and subsequently

                  (b) the preliminary announcement to The Stock Exchange of the final results of the Company for any financial period;

                  (c) the announcement to the Stock Exchange of the interim (including quarterly results of the Company for any financial period; and

                  (d)      any Annual General Meeting of the Company;

                  or at other times under exceptional circumstances they may give notice to each Eligible Employee that he is invited to apply for an Option and such notice shall specify:

                  (a) the period, being not less than 14 days from the Date of Invitation during which he may apply for an Option in accordance with paragraph (ii) of this Rule; and


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                  (b)      the maximum aggregate Savings Contribution permitted
                           under Rule 3(iv)

                  and either the notice shall specify the Option Price or the Dealing Day by reference to which the Option Price shall be determined in which case the Option Price shall be notified to each Eligible Employee as soon as reasonably practicable after it has been determined.

         (ii) Subject to paragraph (ix) of this Rule, following any notice to an Eligible Employee by the Directors pursuant to paragraph
                  (i) of this Rule:

                  (a) he may apply for an Option by completing and returning an application in such form (not inconsistent with the provisions of the Plan) as the Directors may from time to time determine which shall specify the Savings Contribution which he wishes to pay and (if the Directors have determined that Eligible Employees shall be allowed the choice on the occasion in question) whether he wishes to enter into a three or five year Savings contract and authorising the deduction of the Savings Contribution from his remuneration. It must be accompanied by a signed form of application concerning his entry into a Savings Contract, such form to be in terms acceptable to the body administering the Contractual Savings Scheme; and

                  (b) within 30 days following the dealing day referred to in the definition of Option Price in Rule 1(i) (unless the provisions of paragraph (iii) or (iv) of this Rule apply) the Directors shall, in respect of each person who has made and not withdrawn a valid application, grant or procure the grant of an Option over the number of Shares the aggregate of the Option Prices of which is as nearly as possible equal to, but not in excess of, an amount equal to the Savings Contract Repayment relating to the Savings Contribution specified by such person in the application referred to in sub-paragraph (a) above.

         (iii) If the number of Available Shares is insufficient to enable the Directors to satisfy in full all the applications received by them pursuant to notices given to Eligible Employees on the relevant Date of Invitation, they shall forthwith upon the expiry of the period given to the Eligible Employees for application for an Option as referred to in paragraph (i) of this Rule subject to the provisions of paragraph (ix) of this Rule either:

                  (a) determine a maximum Savings Contribution (which shall not exceed the limit contained in Rule 3(iv)(a)) in respect of such applications and where the Savings Contribution specified by any person exceeds that maximum Savings Contribution so determined reduce the Savings Contribution so specified to the amount of that maximum Savings Contribution provided that where the Savings Contribution specified by any person is equal to or lower than that maximum Savings Contribution that Eligible Employee's Savings Contribution shall not be affected; or

                  (b) make (as nearly as may be) pro rata reductions to the Savings Contribution specified by each person who has made and not withdrawn an application for an Option provided that where such reduction would result in the Savings Contribution being less than the Minimum Savings Contribution and said Savings Contribution shall be equal to the Minimum Savings Contribution;


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                  and grant or procure the grant of an Option to each such
                  person over the number of Shares in respect of which the aggregate of the Option Prices is as nearly as possible equal to, but not in excess of, an amount equal to the Savings Contract Repayment relating to the Savings Contribution as so reduced.

         (iv) If the number of Available Shares is insufficient to enable the Directors to grant or procure the grant of an Option to each person who has applied for such in respect of a Savings Contribution equal to the Minimum Savings Contribution no Options shall be granted pursuant to notices given by the Directors under paragraph (i) of this Rule on the relevant Date of Invitation.

         (v) Where Options are granted pursuant to paragraph (iii) of this Rule the period between the dealing day referred to in the definition of Option Price and the Date of Grant shall not exceed 42 days.

         (vi) Nothing in this Plan will form part of a Participant's or an Eligible Employee's contract of Employment. The rights and obligations of a Participant or an Eligible Employee under the terms and conditions of his Employment will not be affected by his participation in the Plan or the fact that he may be eligible to participate in it.

                  In particular, and without prejudice to the generality of the foregoing, neither a Participant nor an Eligible Employee will be entitled to participate in the Plan or to the exercise of any discretion or power relating to the Plan or his participation in it once notice to terminate his Employment has been given (whether by the employing company or the Participant or the Eligible Employee and whether such termination is lawful or not) or following the termination of the Participant's or the Eligible Employee's contract of Employment.

                  Neither a Participant nor an Eligible Employee will have any right to compensation or damages or any other sum or benefit in respect of his ceasing to participate, or ceasing to be eligible to participate, in the Plan or in respect of any loss or reduction of any rights or expectation under the Plan in any circumstances and participation in the Plan is permitted only on the basis that all or any such right as might otherwise arise is excluded and waived.

                  Nothing in this Plan will confer any benefit on a person who is not a Participant and no such third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

         (vii) An Option shall be personal to the Participant and shall not be assignable and any purported assignment, transfer, charge, disposal or dealing with the rights or interests of the Participant under the Plan shall render the Option void. However, on the death of a Participant, an Option shall be capable of being exercised by his legal personal representatives in accordance with the provisions of Rule 4.

         (viii) As soon as is practicable upon the grant of an Option to a person pursuant to paragraph (ii) or (iii) of this Rule the Directors shall cause to be issued to the said person an Option Certificate evidencing such Option. The Option Certificate shall specify the number of Shares comprised in the Option, the Date of Grant and the Option Price in respect of each such Share and shall be otherwise in such form (not inconsistent with the provisions of the Plan) as the Directors may from time to time determine. If any such certificate shall be worn out, defaced, destroyed or lost,


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                  it may be renewed on such evidence being provided and on such terms as the Directors may reasonably require.

         (ix) No Option shall be granted to any person unless he is an employee of a Participating Company on the Date of Grant nor if such person is precluded from participating in the Plan by virtue of the provisions of paragraph 8 of Schedule 9 to the Act.

3        LIMITATIONS

         (i) The number of Shares which may be allocated under the Plan on any day will not exceed 10 per cent. of the ordinary share capital of the Company in issue immediately before that day when added to the total number of Shares which have been allocated in the previous 10 years under the Plan and any other employee share plan operated by the Company.

         (ii) Where the right to acquire such Shares was released or lapsed without being exercised, the Shares concerned will be ignored when calculating the limits in paragraph (i) of this Rule.

         (iii)    For the purposes of paragraphs (i) and (ii) of this Rule:

                  "ALLOCATE" means, in relation to any share option plan, placing unissued Shares under option and, in relation to other types of employee share plan, the issue and allotment of Shares; and

                  "EMPLOYEE SHARE PLAN" means any arrangement involving the issue of Shares to any executive directors or employees of the Company or any Subsidiary.

         (iv) The aggregate of the Savings Contributions being made at any time by a Participant under the Plan and any other savings related plan or plans approved under Schedule 9 to the Act shall not exceed:

                  (a)      250 pounds sterling per month; or

                  (b) such lower maximum figure as the Directors shall decide in respect of any Date of Invitation provided that no Savings Contribution in respect of any Option granted prior to that Date of Invitation will be reduced due to the imposition of such lower maximum figure.

         (v) No Option may be granted later than 10 years after the Plan is adopted in general meeting.

4        EXERCISE AND LAPSE OF OPTIONS

         (i) Subject to Rule 4(v), an Option shall be capable of being exercised following the earliest of:

                  (a)      the relevant Bonus Date;

                  (b)      the death of the Participant;

                  (c) the Participant ceasing to be in Employment by reason of his Retirement, injury, disability or Redundancy;

                  (d) the Participant ceasing to be in Employment more than three years from its Date of Grant for any reason;


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                  (e)      the Participant ceasing to be in Employment by reason
                           that his Employment is in a company of which the Company ceases to have Control, or it relates to a business or part of a business which is transferred to a person who is neither an associated company within the meaning of Section 416 of the Act nor a company of which the Company has Control;

                  (f) the Participant reaching the Specified Age and continuing to be in Employment in which case an Option extant on the date such age is attained may be exercised in the period of six months immediately following thereafter provided that if he does not exercise such Option within the said period of six months he will nevertheless be able to exercise the Option on the next earliest event covered by this paragraph (i) of this Rule;

                  (g) the date on which an Option becomes exercisable pursuant to Rule 7 or Rule 8 provided that:-

                           (I)      no Option shall be capable of being
                                    exercised other than at a time when the
                                    Participant is in Employment except in the circumstances described in sub-paragraphs
                                    (i)(b), (i)(c), (i)(d) and (i)(e) of this
                                    Rule and in Rule 4(v); and

                           (II)     no Option shall be capable of being
                                    exercised at a time when paragraph 8 of
                                    Schedule 9 to the Act would disqualify the Participant from being granted an Option, nor by the personal representatives of a Participant who was so precluded at the date of his death.

         (ii) In no event shall an Option be capable of being exercised in respect of a number of Shares the aggregate Option Prices of which exceed the repayment made (including any bonus and/or interest but excluding the repayment of any contributions the due date for payment of which falls more than one month after the date on which repayment is made) to the Participant under the related Savings Contract.

         (iii) Subject to Rule 4(v), an Option shall lapse to the extent that it has not been exercised by the earliest of:

                  (a) the expiry of six months from the relevant Bonus Date except where the death of the Participant occurs before the expiry of such period;

                  (b) if the Participant dies before the relevant Bonus Date the expiry of 12 months from the date of death of the Participant;

                  (c) the expiry of 12 months from the relevant Bonus Date where the death of the Participant occurs within six months after the relevant Bonus Date;

                  (d) the expiry of six months from the date on which the Participant ceased to be in Employment in the circumstances described in sub-paragraph (i)(c),
                           (i)(d), or (i)(e) of this Rule except where the death of the Participant occurs before the expiry of such period;


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                  (e)      the date on which the Participant ceases to be in
                           Employment for any reason other than death or any of the circumstances referred to in sub-paragraph (d) above;

                  (f) the Participant's right to continue making the related Savings Contributions lapsing in respect of an Option in accordance with the provisions of the Contractual Savings Scheme before the Participant has completed 36 Savings Contributions (in the case of a three year Savings Contract) or 60 Savings Contributions (in the case of a five year Savings Contract) unless such Option has already become exercisable under the provisions of this Rule;

                  (g) the receipt by the body administering the Contractual Savings Scheme of a Withdrawal Notice in respect of the Savings Contract relative to such Option provided that such Option is not then capable of being exercised;

                  (h) the date on which an Option lapses pursuant to Rule 7 or Rule 8.

         (iv) The Participant may direct at any time by notice (referred to as a Withdrawal Notice) given in writing in a form acceptable to the body administering the Contractual Savings Scheme that he wishes such repayment as is then due to him to be made under the Savings Contract relative to any Option and in addition, if such notice is given in respect of the Savings Contract relative to any Option which the Participant then wishes to exercise in whole or in part, notice to that effect shall be given to the Company in such form as the Directors may prescribe (referred to as an Exercise Notice).

         (v) For the purposes of Rule 4, a Participant's Employment will not be treated as having ended until such time as he no longer holds an employment or office with:

                  (a)      the Company;

                  (b)      an Associated Company; or

                  (c)      a company under the Control of the Company;

                  and the period of six months referred to in Rules 4(iii)(d) and (e) will not start until that time.

                  If a Participant holds an office or employment on the Bonus Date with a company which is not a Participating Company but which is:

                  -        an Associated Company; or

                  -        a company under the Control of the Company;

                  he may exercise his Option in the period of six months starting with the Bonus Date. His Option will lapse at the end of that period unless Rule 4(iii)(c) applies.

5        MANNER OF EXERCISE OPTIONS

         (i) To exercise an Option the Participant shall give to the Company an Exercise Notice stating that the Option is thereby exercised in respect of that number of Shares the aggregate Option Prices of which are as nearly as possible equal to, but not in excess of, the amount specified in the Exercise Notice as being the amount of the proceeds of repayment under the Savings Contract relative to such Option that he


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                  wishes to be applied in respect of the exercise of the Option.
                  Such Exercise Notice shall be accompanied by payment (or an authority to obtain such payment from the body administering the Savings Contract) in full of the amount specified and service thereof shall be deemed to be effective upon receipt thereof by the Company.

         (ii) Within 30 days after the receipt by the Company of the Exercise Notice, Option Certificate and the proceeds of repayment under the Savings Contract specified in the Exercise Notice the Company shall allot or procure the transfer of the appropriate number of shares and the Participant shall be entered on the register of members of the Company in respect of these Shares. The said Shares shall (if allotted) rank in full for all dividends and other rights to which a right arises by reference to a Record Date falling on or after the date of allotment or transfer and shall in other respects rank pari passu with the other issued Shares of the same class.

         (iii) Where an Option is exercised in part, it shall lapse to the extent of the unexercised balance.

         (iv) The Company shall keep available sufficient Shares to satisfy in full all outstanding Options.

         (v) On the allotment of Shares following the exercise of any Option the Company shall, as soon as is practicable, apply to the Stock Exchange for any newly issued Shares to be admitted to the Official List.

6        ISSUE OR REORGANISATION

         (i) In the event of any issue or reorganisation (as defined in paragraph (ii) of this Rule) the number and/or nominal value of Shares subject to Options and/or the relevant Option Prices shall be adjusted (not excluding retrospective adjustment where such issue or reorganisation occurs after the date of exercise of an Option but the relevant Record Date precedes the date of allotment or transfer of the relevant Shares) in such manner as the Directors determine, provided that (except in the case of a capitalisation issue) the Auditors, upon reference to them by the Directors, shall confirm such adjustment in writing to be, in their opinion, fair and reasonable.

                  Such adjustment may have the effect of reducing the Option Price of each Share to less than the nominal value of such Share, but (except in the case of an Option to acquire Shares by transfer) only if and to the extent that the Directors shall be authorised by the members of the Company to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of each Share in respect of which the Option is exercised exceeds the relevant Option Price and to apply such sum in paying up such amount on such Share, and so that on exercise of any Option in respect of which such reduction shall have been made the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

                  The aggregate Option Prices of the Shares subject to an Option shall not be materially altered by an adjustment under this Rule and, furthermore, any such adjustment shall first require the approval of the Commissioners of Inland Revenue.


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         (ii)     For the purpose of paragraph (i) of this Rule, an issue or reorganisation means any capitalisation issue or rights issue or any consolidation, sub-division or reduction or any other variation of the share capital of the Company.

7        TAKEOVER OR RECONSTRUCTION

         (i) If any person obtains Control of the Company as a result of making:

                  (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that it is satisfied the person making the offer will have Control of the Company or

                  (b) a general offer to acquire all the shares in the Company which are of the same class as the Shares over which Options have been granted then, subject to Rule 4(iii), a Participant will be entitled to exercise his Option within six months following the later of the date on which Control of the Company passes and the date on which the offer becomes unconditional.

         (ii) If any person becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985 then, subject to Rule 4(iii), a Participant will be entitled to exercise his Option at any time when that person remains so bound or entitled, on the expiry of which period all outstanding Options shall lapse.

         (iii) If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies then, subject to Rule 4(iii), a Participant will be entitled to exercise his Options within six months of the Court sanctioning the compromise or arrangement, on the expiry of which period all outstanding Options shall lapse.

         (iv)     If as a result of the events specified in paragraphs (i) or
                  (iii) of this Rule any company ("THE ACQUIRING COMPANY") has obtained Control of the Company or has become bound or entitled as mentioned in paragraph (ii) of this Rule, a Participant may, with the agreement of the Acquiring Company and during the appropriate period as defined in paragraph 15(2) of Schedule 9 to the Act, release all or part of his rights under the Plan ("THE OLD RIGHTS") in consideration of the grant to him of rights ("THE NEW RIGHTS") which satisfy the conditions of paragraph 15(3) of the said Schedule, and the new rights shall be deemed to have been granted at the time when the old rights were granted.

         (v)

                  (a) In the application of the Rules to the new rights, the term "Company" shall, in the Rules listed in sub-paragraph (b) below (and except where specified to the contrary in that sub-paragraph), be taken as referring to the company over whose share capital the new rights are granted, and the other expressions which are defined in Rule 1 hereof and occur in those Rules shall be interpreted as though the word "Company" were so defined.

                  (b) The Rules listed in this sub-paragraph (b) are Rules 4, 5, 6, 7, 8, 9(ii), 9(v) and 9(vii).


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         (vi)     For the purposes of this Rule 7 (other than paragraph (iv) of this Rule) a person shall be deemed to have obtained Control of a company if he and others acting in concert with him have together obtained Control of it.

         (vii) The exercise of an Option pursuant to the preceding provisions of this Rule shall be subject to the provisions of Rule 5 above.

         (viii) The Directors shall use reasonable endeavours to notify any Participant forthwith of any event of which they have actual notice arising pursuant to this Rule which concerns any Option held by him for the time being.

8        VOLUNTARY WINDING UP

         If a resolution for the voluntary winding up of the Company shall be passed the Directors shall give notice thereof to all Participants and thereupon each Participant shall (subject to Rule 4(iii)), forthwith and until the expiry of six months from the date on which such resolution was passed, be entitled to exercise any Option then held by him in the manner provided in Rule 5 at the expiry of which period all unexercised Options shall lapse.

9        ADMINISTRATION AND AMENDMENT

         (i) Except as described in paragraph (ii) of this Rule, the shareholders in general meeting must approve in advance by ordinary resolution any proposed change to the Rules to the advantage of present or future Participants, which relates to the following:

                  (a) the persons to or for whom Shares may be provided under the Plan;

                  (b) the limitations on the number of Shares which may be issued under the Plan;

                  (c)      the determination of the Option Price;

                  (d)      any rights attaching to the Options and the Shares;

                  (e) the rights of Participants in the event of a capitalisation issue, rights issue, sub-division or consolidation of shares or reduction or any other variation of capital of the Company;

                  (f)      the terms of this paragraph (i).

         (ii) The Directors can change the Plan and need not obtain the approval of the shareholders in general meeting for any minor changes including changes:

                  (a)      to benefit the administration of the Plan;

                  (b) to comply with or take account of the provisions of any proposed or existing legislation;

                  (c)      to take account of any changes to the legislation; or

                  (d) to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant.

         (iii) No amendment shall alter to the disadvantage of a Participant any rights already acquired by him under the Plan without his consent.


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         (iv)     No amendment shall have effect until approved by the
                  Commissioners of Inland Revenue.

         (v) Subject as herein otherwise expressly provided the Directors' decision on any matter concerning the Plan shall be final and binding.

         (vi) The costs of the operation of the Plan (including but not limited to any costs relating to the issue of Shares upon the exercise of Options) shall be borne by the Company.

         (vii) In any matter in which they are required to act hereunder the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950-1979 shall not apply hereto.

         (viii) All notices under the Plan shall be in writing and, if to the Company, shall be sent to the Company's registered office for the time being (or to such other address as the Directors may from time to time specify) and, if to a Participant, shall be delivered personally to him at his place of work or sent by first-class post to the Participant at the address which he shall give in writing to the Company for this purpose, or, failing any such address, his last known place of abode. All notices to the Company, however sent, shall be deemed to be served only upon actual receipt thereof at the appropriate address as determined above. Notices to the Participant shall, if delivered personally to him at his place of work, be deemed to be served upon such delivery and, if sent by first-class post to the appropriate address as determined above, shall be deemed to be served forty-eight hours after posting.

10       TERMINATION

         The Directors may at any time resolve to cease making further offers of participation under the Plan but in such event the subsisting rights of Participants will not thereby be affected.


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